Exhibit 99.1

Camden National Corporation Announces Quarterly Dividend

CAMDEN, Maine--(BUSINESS WIRE)--September 28, 2010--Gregory A. Dufour, president and chief executive officer of Camden National Corporation (NASDAQ®: CAC; the “Company”), announced today that the Board of Directors of the Company declared a $0.25 per share dividend payable on October 29, 2010 for shareholders of record on October 15, 2010.

About Camden National Corporation

Camden National Corporation, recently ranked 12th in USBanker's list of top-performing mid-tier banks, is the holding company employing more than 400 Maine residents for two financial services companies including Camden National Bank along with its division Union Trust, and the wealth management company, Acadia Trust, N.A. Camden National Bank, named in 2009 as the Finance Authority of Maine’s “Financial Institution of the Year,” is a full-service community bank with a network of 38 banking offices serving coastal, western, central, and eastern Maine. Acadia Trust offers investment management and fiduciary services with offices in Portland, Bangor, and Ellsworth. Located at Camden National Bank, Acadia Financial Consultants offers full-service brokerage and insurance services.

Forward-Looking Statements

This press release and the documents incorporated by reference herein contain certain statements that may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "will," "should," and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

CONTACT:
for Camden National Corporation
Susan Westfall, 207-230-2096
SVP Clerk
swestfall@camdennational.com